EXHIBIT 21


                         Subsidiaries of the Registrant

                                                          Jurisdiction
Corporation                                             of Incorporation
-----------                                             ----------------

Kronos Computerized Time Systems, Inc.                  Canada

Kronos Systems Limited                                  United Kingdom

Kronos International Sales Corp.                        U.S. Virgin Islands

Kronos Securities Corporation                           Massachusetts

Kronos de Mexico, S.A. de C.V.                          Mexico

Kronos Australia Pty. Ltd.                              Australia

Kronos Brasil Ltda                                      Brazil